SCHEDULE A

Funds to be serviced under Transfer Agency and Service Agreement

DUNHAM FUNDS

1) Dunham Corporate/Government Bond Fund
2) Dunham High-Yield Bond Fund
3) Dunham Real Estate Stock Fund
4) Dunham Appreciation & Income Fund
5) Dunham International Stock Fund
6) Dunham Large Cap Value Fund
7) Dunham Small Cap Value Fund
8) Dunham Emerging Markets Stock Fund
9) Dunham Small Cap Growth Fund
10) Dunham Monthly Distribution Fund*
11) Dunham Dynamic Macro Fund*
12) Dunham Focused Large Cap Growth Fund *
13) Dunham Alternative Strategy Fund*
14) Dunham Floating Rate Bond Fund*
15) Dunham International Opportunity Bond Fund*
16) Dunham Alternative Dividend Fund*

* This schedule was amended on:

May 14, 2008 to add Dunham Monthly Distribution Fund;

March 23, 2010 to add Dunham Loss Averse Growth Fund (now named Dunham Dynamic Macro Fund);

September 20, 2011 to add Dunham Focused Large Cap Growth Fund;

June 19, 2012 to add Dunham Alternative Income Fund;

December 18, 2012 to add Dunham Alternative Strategy Fund;

September 17, 2013 to add Dunham Floating Rate Bond Fund and Dunham International Opportunity Bond Fund;

June 21, 2016 to add Dunham Alternative Dividend Fund and to delete Dunham Large Cap Growth Fund and Dunham Alternative Income Fund.